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                                                                   Exhibit 10.41



  Schedule of Executives Party to Stock Option and Restricted Stock Agreements
                          dated as of February 2, 1999


John R. Bellotti
Verne H. Welch
William Stephens
Daniel J. Roy, Jr.
James J. Rafferty
Gary D. Armentrout
Edward B. Barraco